INDEPENDENT AUDITORS' CONSENT         Exhibit (j)(2)


The Board of Directors of
   Mercantile Mutual Funds, Inc.:

We consent to the use of our reports dated January 21, 2000 for the Mercantile Mutual Funds, Inc. - Conning Money Market Portfolio, Missouri Tax-Exempt Bond Portfolio, Equity Income Portfolio and Small Cap Equity Index Portfolio, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Accountants and Financial Statements" in the Statements of Additional Information.

<<KPMG LLP>>

Columbus, Ohio
September 15, 2000